Exhibit 10.2

Execution Version

FIRST INCREMENTAL FACILITY AMENDMENT, dated as of October 1, 2015 (this “Agreement”), to the Senior Lien Term Loan Credit Agreement dated as of March 13, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among STARDUST FINANCE HOLDINGS, INC. (the “Borrower”), LSF9 CONCRETE LTD (“Holdings”), LSF9 CONCRETE HOLDINGS LTD (“Mid-Holdings”), the lenders party thereto from time to time, and CREDIT SUISSE AG, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”).

A. Pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested that the persons set forth on Schedule I hereto (the “Incremental Term Loan Lenders”) extend additional Senior Lien Term Loans (the “Incremental Term Loans”) to the Borrower under the Credit Agreement in an aggregate principal amount equal to $240.0 million.

B. The Incremental Term Loan Lenders are willing to provide the Incremental Term Loans to the Borrower on the Incremental Facility Closing Date (as defined below) on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein.

C. The Incremental Term Loans shall constitute additional Term Loans under the Credit Agreement and, after giving effect to this Agreement, shall have the same terms as, and become part of the same Class of Term Loans as, the Senior Lien Term Loans.

D. HBP Pipe & Precast LLC (“HP&P”) is party to that certain stock purchase agreement, dated as of August 20, 2015 (together with the schedules and exhibits attached thereto, the “Purchase Agreement”) among HP&P, Cretex Companies, Inc. (the “Seller”), and Cretex Concrete Products, Inc. (the “Acquired Company”) pursuant to which HP&P will acquire the Acquired Company (the “Acquisition”).

E. The proceeds of the Incremental Term Loans will be used to pay (directly or indirectly through HP&P) the consideration to consummate the Acquisition to the Seller and to pay fees and expenses incurred in connection with the Acquisition and the incurrence of the Incremental Term Loans.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. (a) Capitalized terms used but not defined in this Agreement have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Agreement shall be an “Incremental Facility Amendment” for all purposes of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Term Loans shall be additional “Term Loans” for all purposes of the Credit Agreement and the other Loan

Documents. Each Incremental Term Loan Lender shall, upon the effectiveness of this Agreement in accordance with Section 5 hereof, be a party to the Credit Agreement, have the rights and obligations of a Lender thereunder, and shall be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents.

(b) For purposes of this Agreement, “Company Material Adverse Effect” means any event, change, circumstance, occurrence, effect, result or state of facts that (i) is or would reasonably be expected to be materially adverse to the Business (as defined in the Purchase Agreement) or to the assets, liabilities, condition (financial or otherwise) or results of operations of the Company (as defined in the Purchase Agreement) or (ii) prevents or materially delays or impairs the ability of the Company or the Seller (as defined in the Purchase Agreement) to consummate any of the transactions contemplated by the Purchase Agreement or the Ancillary Agreements (as defined in the Purchase Agreement); provided, however, that in the case of clause (i) only, “Company Material Adverse Effect” shall not include any event, change, circumstance, occurrence, effect, result or state of facts to the extent resulting from (1) changes generally affecting the concrete products manufacturing industry, or the economy or the financial or securities markets, in the United States, (2) the outbreak of war, acts of terrorism or other large scale calamities, (3) changes in Law (as defined in the Purchase Agreement) or the interpretations thereof or GAAP (as defined in the Purchase Agreement), or (4) any required action pursuant to the Purchase Agreement (excluding compliance with Section 6.1 thereof) or at the written request of the Buyer (as defined in the Purchase Agreement) or any of its Affiliates (as defined in the Purchase Agreement); provided further, that, with respect to any event, change, circumstance, occurrence, effect, result or state of facts attributable to any of clauses (1), (2) and (3), such matters shall be disregarded only to the extent that the impact of such matters is not materially disproportionately adverse to the Company (and the extent of such materially disproportionate impact shall be taken into account in the determination of “Company Material Adverse Effect” hereunder).

SECTION 2. Amendments to the Credit Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein:

“First Amendment Incremental Term Loans”: the Incremental Term Loans incurred pursuant to the First Incremental Facility Amendment.

“First Incremental Facility Amendment”: the First Incremental Facility Amendment dated as of October 1, 2015, among the Borrower, Holdings, Mid-Holdings, the Guarantors party thereto, the Administrative Agent, and the Lenders party thereto.

“First Incremental Facility Closing Date”: October 1, 2015.

(b) Section 2.3 of the Credit Agreement is hereby replaced in its entirety as follows:

2.3 Repayment of Senior Lien Term Loans. The Senior Lien Term Loan of each Senior Lien Term Loan Lender shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter of Mid-Holdings or, if such date is not a Business Day, on the last Business Day of such fiscal quarter ending nearest to such date (each, a “Senior Lien Term Loan Installment Date”), in the amounts set forth in the table below; provided, that the final principal repayment installment of the Senior Lien Term Loans repaid on the Senior Lien Term Loan Maturity Date shall be, in any event, in an amount equal to the aggregate principal amount of all Senior Lien Term Loans outstanding on such date.

Installment	Principal Amount
December 31, 2015	$2,190,515.08
March 31, 2016	$2,190,515.08
June 30, 2016	$2,190,515.08
September 30, 2016	$2,190,515.08
December 31, 2016	$2,190,515.08
March 31, 2017	$2,190,515.08
June 30, 2017	$2,190,515.08
September 30, 2017	$2,190,515.08
December 31, 2017	$2,190,515.08
March 31, 2018	$2,190,515.08
June 30, 2018	$2,190,515.08
September 30, 2018	$2,190,515.08
December 31, 2018	$2,190,515.08
March 31, 2019	$2,190,515.08
June 30, 2019	$2,190,515.08
September 30, 2019	$2,190,515.08
December 31, 2019	$2,190,515.08
March 31, 2020	$2,190,515.08
June 30, 2020	$2,190,515.08
September 30, 2020	$2,190,515.08
December 31, 2020	$2,190,515.08
March 31, 2021	$2,190,515.08
June 30, 2021	$2,190,515.08
September 30, 2021	$2,190,515.08
December 31, 2021	$2,190,515.08
March 13, 2022	$817,062,123.12

SECTION 3. Incremental Term Loans.

(a) On the terms and subject to the conditions set forth herein, on the Incremental Facility Closing Date, each Incremental Term Loan Lender hereby agrees, severally and not jointly, to make Incremental Term Loans to the Borrower in an aggregate principal amount set forth opposite its name on Schedule I hereto (it being agreed that the Incremental Term Loans made on the Incremental Facility Closing Date shall be funded at 99.0% of the principal amount thereof and, notwithstanding such discount, all calculations hereunder with respect to such Incremental Term Loans, including the accrual of interest and repayment or prepayment of principal shall be based on 100% of the stated principal amount thereof). It is understood and agreed that on the Incremental Facility Closing Date, the Incremental Term Loans shall be added to (and form part of) each Term Borrowing of outstanding Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Loan Lender will participate proportionately in each then outstanding Term Borrowing. Interest will begin accruing on the Incremental Term Loans on the Incremental Facility Closing Date.

(b) The Incremental Term Loans to be made pursuant to Section 3(a) hereof shall have the same terms (including, for purposes of Section 2.23(b) of the Credit Agreement, the same “effective yield”) applicable to, and shall be, Senior Lien Term Loans under the Credit Agreement. From and after the Incremental Facility Closing Date, the Incremental Term Loan Lenders shall constitute “Lenders” and the Incremental Term Loans shall constitute “Term Loans”, in each case for all purposes of the Credit Agreement and the other Loan Documents.

(c) The proceeds of the Incremental Term Loans will be used to pay (directly or indirectly through HP&P) the consideration to consummate the Acquisition to the Seller and to pay fees and expenses incurred in connection with the Acquisition and the incurrence of the Incremental Term Loans.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings, Mid-Holdings, and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that the representations and warranties set forth in Article 3 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Incremental Facility Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (it being understood and agreed that the reference in Section 3.18 of the Credit Agreement to “the Closing Date, after giving effect to the Transactions to be consummated on the Closing Date” shall be deemed to refer instead to “the Incremental Facility Closing Date, after giving effect to the transactions consummated on the Incremental Facility Closing Date”); provided, that in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect”.

SECTION 5. Conditions Precedent to the Incremental Term Loans. The obligations of each Incremental Term Loan Lender to make Incremental Term Loans shall be subject to the satisfaction (or waiver by Incremental Term Loan Lenders), on or prior to the date that is five business days after October 30, 2015, of each of the following conditions (the first Business Day on which all conditions are so satisfied or waived and the Incremental Term Loans are made, the “Incremental Facility Closing Date”):

(a) the Acquisition shall have been consummated or shall be consummated substantially simultaneously with the borrowings of the Incremental Term Loans in accordance with applicable law and on the terms in the Purchase Agreement (without any amendment, modification, or waiver thereof, or consent thereunder, that is materially adverse to the interests of the Borrower, the Incremental Term Loan Lenders or the joint lead arrangers and joint bookrunners of the Incremental Term Loans (the “Incremental Arrangers”)) (unless the Administrative Agent and the Incremental Arrangers have given their prior written consent (such consent not to be unreasonably withheld, delayed or conditioned)), it being understood and agreed that (i) a reduction in the consideration payable under the Purchase Agreement of up to 15% shall not be deemed to be materially adverse, so long as it is applied to reduce the amount of the Incremental Term Loans, (ii) an increase in such purchase price amount funded solely by either a contribution of cash to Holdings to be applied by Holdings to its capital account (which shall in turn be contributed as cash to Mid-Holdings to be applied by Mid-Holdings to its capital account) or the use of cash on hand (or a combination of the two) shall not be deemed materially adverse and (iii) any change in the purchase price amount other than those described in clauses (i) and (ii) above shall be deemed to be materially adverse;

(b) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (1) the Borrower, (2) Holdings, (3) Mid-Holdings and (4) each Incremental Term Loan Lender;

(c) the Administrative Agent (or its counsel) shall have received the notice required under Section 2.23 of the Credit Agreement requesting the Incremental Term Loans to be borrowed thereunder;

(d) the Specified Representations and such of the representations and warranties made by or on behalf of the Acquired Company or the Seller in the Purchase Agreement as are material to the interests of the Incremental Term Loan Lenders (but only to the extent that HP&P has (or an affiliate of HP&P’s has) the right (taking into account any applicable cure provisions) to terminate its obligations under the Purchase Agreement as a result of the failure of such representations to be accurate or the right to decline to consummate the Acquisition due to the failure of such representations to be accurate) shall be true and correct in all material respects on and as of the Incremental Facility Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (it being understood and agreed that the reference in Section 3.18 of the Credit Agreement to “the Closing Date, after giving effect to the Transactions to be consummated on the Closing Date” shall be deemed to refer instead to “the Incremental Facility Closing Date, after giving effect to the transactions consummated on the Incremental Facility Closing Date”); provided, that in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect”;

(e) no Specified Default has occurred and is continuing on the Incremental Facility Closing Date or after giving effect to the Incremental Term Loans;

(f) no Event of Default had occurred and was continuing at the time of execution of the Purchase Agreement or immediately after giving effect thereto;

(g) the aggregate amount of the Incremental Facilities incurred under the Credit Agreement (including the Incremental Term Loans) does not exceed the amount permitted under Section 2.23(a) of the Credit Agreement, provided, that pursuant to Section 2.23(e) of the Credit Agreement, the calculation of the First Lien Leverage Ratio in connection with this clause (g) shall be determined as of the date of the execution of the Purchase Agreement;

(h) the Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of (i) Gibson, Dunn & Crutcher LLP, New York counsel to the Loan Parties, (ii) Carey Olsen, Jersey counsel to the Loan Parties, including, with respect to any Loan Party incorporated under the laws of Jersey, in each case together with a copy of any certificate required to be given by a director of such Loan Party in connection with such legal opinion to be given by such counsel in respect of the obligations of such Loan Party under the Loan Documents, (iii) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties, (iv) Clifford Chance LLP, English counsel to the Administrative Agent, (v) Dinsmore & Shohl LLP, Ohio counsel to the Loan Parties, (vi) Kotz Sangster Wysocki P.C., Michigan counsel to the Loan Parties and (vii) Belin McCormick, P.C., Iowa counsel to the Loan Parties, in each case, dated the Incremental Facility Closing Date and addressed to each Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(i) the Administrative Agent shall have received, with respect to each Loan Party, (i) a copy of the charter or other similar Organizational Document, including all amendments thereto, of each Loan Party, certified, if applicable, as of a date reasonably near the date of this Agreement by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized or incorporated (or, in the case of any Loan Party incorporated under the laws of England or Jersey, by a director of the relevant Loan Party), (ii) with respect to Loan Parties organized in jurisdictions where such concept exists, a certificate as to the good standing (to the extent applicable) of each such Loan Party as of a date reasonably near the date of this Agreement, from the relevant Secretary of State, similar Governmental Authority or, in the case of a Loan Party incorporated under the laws of Jersey, issued by the Registrar of Companies; (iii) a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party dated the Incremental Facility Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating, management or partnership agreement of such Loan Party as in effect on the Incremental Facility Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization, partnership agreement or other constitutive document of such Loan Party have not been amended since the date the documents furnished pursuant to clause (i) above were certified, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; provided, that if the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of any Loan Party certifying that any certificate or articles of incorporation or organization or certification of formation, or by-laws or operating (or limited liability company) agreement required to be delivered by this Section 5(i) has not been amended, restated or otherwise modified since the version thereof delivered in satisfaction of the conditions precedent to the Closing Date, then no copy of such document shall be required to be delivered pursuant to this Section 5(i);

(j) the Administrative Agent (or its counsel) shall have received a certificate of the Borrower, dated the Incremental Facility Closing Date, in substantially the form of Exhibit C to the Credit Agreement and certifying that the conditions set forth in Sections 5(a), (d), (e), (f) and (g) hereof are true and correct;

(k) the Administrative Agent (or its counsel) shall have received customary lien and judgment searches with respect to the Acquired Company and its subsidiaries;

(l) the Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that all existing indebtedness for borrowed money of the Acquired Company and its subsidiaries has been repaid in full and all guarantees of, and security granted by, the Acquired Company and its subsidiaries with respect to such indebtedness have been discharged and released on or before the Incremental Facility Closing Date, provided, that the Industrial Development Revenue Bonds (the “IDRBs”) issued by the City of Hawley, Minnesota (the “Issuer”), pursuant to the Indenture of Trust (the “Indenture”) dated as of December 1, 2013, between the Issuer and Wells Fargo Bank, National Association are permitted to remain outstanding after the Incremental Facility Closing Date, so long as the IDRBs have been defeased on or before the Incremental Facility Closing Date and all obligations of and guarantees of, and security granted by, the Acquired Company under the Indenture and the other agreements entered into in connection therewith have been terminated, discharged or released on or before the Incremental Facility Closing Date;

(m) the Administrative Agent (or its counsel) shall have received a solvency certificate in substantially the form of Exhibit J to the Credit Agreement (but with any reference to “Closing Date” referring to the Incremental Facility Closing Date as defined herein and any reference to “Transactions” referring to the transactions contemplated hereby);

(n) the Administrative Agent (or its counsel) shall have received (i) all documents and instruments required to create and perfect the Administrative Agent’s security interests in the Collateral of the Acquired Company and its subsidiaries (to the extent required by the Credit Agreement to be pledged), which shall be, if applicable, in proper form for filing and (ii) all intercompany notes required to be delivered to the Administrative Agent pursuant to the Security Documents, in each case, subject to the Limited Conditionality Provision (but with any reference to “Closing Date” referring to the Incremental Facility Closing Date as defined herein and any reference to Section 5.14 of the Credit Agreement referring to Section 5.09 of the Credit Agreement);

(o) the Administrative Agent shall have received (i) generally accepted accounting principles and practices in the United States (“U.S. GAAP”) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Acquired Company for the two most recently completed fiscal years ended at least 105 days before the Closing Date, (ii) U.S. GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Acquired Company for the fiscal quarters ended March 31, 2015 and June 30, 2015, and each subsequent fiscal quarter ended at least 45 days before the Closing Date and (iii) a quality of earnings report on the Acquired Business for fiscal years 2013 and 2014 and the year to date through June 30, 2015;

(p) the Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Mid-Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to clause (o) above, prepared after giving effect to the Acquisition as if the Acquisition had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income);

(q) the Administrative Agent shall have received, no later than three business days prior to the Incremental Facility Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been requested in writing by the Incremental Arrangers at least ten business days prior to the Incremental Facility Closing Date;

(r) all reasonable expenses (to the extent invoiced at least one Business Day prior to the Incremental Facility Closing Date) and fees due to the Lenders, the Incremental Arrangers and the Administrative Agent (including the fees separately agreed to in writing by the Borrower and the Incremental Arrangers) that are required to be paid on the Incremental Facility Closing Date shall have been paid; and

(s) since the date of the Purchase Agreement, there shall not have been any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate has had, with respect to the Acquired Company, a Company Material Adverse Effect.

SECTION 6. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Incremental Facility Closing Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.

SECTION 7. Reaffirmation. Each of Holdings, Mid-Holdings, the Borrower and each Guarantor identified on the signature pages hereto (collectively, Holdings, Mid-Holdings, the Borrower and such Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees (including in respect of the Incremental Term Loans), pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties (including in respect of the Incremental Term Loan Lenders). Each of the Reaffirming Loan Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to effect the purposes of this Agreement, the transactions contemplated hereby or the Loan Documents and hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 8. Mortgaged Property. Within 90 days after the Incremental Facility Closing Date (or (x) within 180 days after the Incremental Facility Closing Date with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) in connection with the entry into additional Incremental Facilities under the Credit Agreement, the Junior Lien Credit Agreement or the ABL Credit Agreement, or (y) such later date as the Administrative Agent in its sole discretion may permit), the Borrower shall deliver, with respect to each Mortgage encumbering a Mortgaged Property, (i) an amendment or an amendment and restatement thereof (each, a “Mortgage Amendment”) approved by local or foreign counsel (as applicable) reasonably acceptable to the Administrative Agent, setting forth such changes as are reasonably necessary to reflect that the lien securing the Obligations under the Credit Agreement encumbers such Mortgaged Property and to further grant, preserve, protect, confirm and perfect the lien and security interest thereby created and perfected; (ii) (a) for all Mortgaged Properties other than those located in Texas, date down and modification endorsements to the mortgagee’s title policies reflecting the Mortgage Amendment in respect of each of the Mortgaged Properties (other than the Mortgaged Properties in Texas), and (b) for the Mortgaged Properties located in Texas, a nothing further certificate, in all cases (a) and (b), reflecting that there are no encumbrances affecting the Mortgaged Properties except as permitted under the Credit Agreement, and in each case in form and substance reasonably satisfactory to the Administrative Agent, (iii) a favorable opinion of local or foreign counsel (as applicable) in each jurisdiction in which a Mortgage Property is located for the benefit of the Administrative Agent with respect to the enforceability of the mortgage as amended, together with such other opinions as the Administrative Agent shall require, and in form and substance reasonably acceptable to the Administrative Agent (it being understood and agreed that the form and substance of the opinions delivered in connection with the Closing Date are reasonably acceptable) and (iv) such further documents, instruments, acts or agreements as the Administrative Agent may reasonably request to affirm, secure, renew or perfect the liens of the Mortgages as amended; provided, that a Mortgage Amendment with respect to any particular Mortgaged Property and the related documentation set forth in clauses (ii), (iii) and (iv) above shall not be required to the extent that local or foreign counsel (as applicable) reasonably acceptable to the Administrative Agent has confirmed in an e-mail that no Mortgage Amendment is required in order for the Mortgaged Property to secure the Incremental Term Loans and other extensions of credit thereunder. The Borrower shall also provide flood determinations and flood insurance as required by Regulation H with respect to each Mortgaged Property reasonably acceptable to the Administrative Agent (it being understood and agreed that Borrower shall not be required to provide any information in excess of that which was provided in connection with the Closing Date). Nothing herein shall serve to amend or affect in any way the obligations of the Loan Parties pursuant to Section 5.9(b) of the Credit Agreement, as applicable.

SECTION 9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 11. Governing Law; Jurisdiction, etc. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Sections 9.9 and 9.10 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LSF9 CONCRETE LTD, as Holdings

By	/s/ Chadwick Seleen Suss
	Name:	Chadwick Seleen Suss
	Title:	Director

LSF9 CONCRETE HOLDINGS LTD, as Mid-Holdings

By	/s/ Chadwick Seleen Suss
	Name:	Chadwick Seleen Suss
	Title:	Director

LSF9 CONCRETE UK LTD.

by	/s/ Chadwick Seleen Suss
	Name:	Chadwick Seleen Suss
	Title:	Director

LSF9 CONCRETE MID-HOLDINGS LTD

by	/s/ Chadwick Seleen Suss
	Name:	Chadwick Seleen Suss
	Title:	Director

STARDUST FINANCE HOLDINGS, INC., as Borrower

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

[Signature Page to the First Incremental Facility Amendment to the Senior Lien Term Loan Credit Agreement]

GUARANTORS

STARDUST HOLDINGS (USA), LLC

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

HBP BUILDING PRODUCTS LIMITED

by	/s/ Stephen Harrison
	Name:	Stephen Harrison
	Title:	Director

HBP BRICK LTD.

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

HBP PIPE & PRECAST, LTD.

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

[Signature Page to the First Incremental Facility Amendment to the Senior Lien Term Loan Credit Agreement]

HBP PRESSURE PIPE INC.

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

HBP BRICK AMERICA, INC.

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

HBP BRICK EAST, LLC

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

HBP PIPE & PRECAST LLC

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

HBP PRESSURE PIPE, INC.

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

CRETEX CONCRETE PRODUCTS, INC.

by	/s/ Jeffrey K. Bradley
	Name:	Jeffrey K. Bradley
	Title:	President

[Signature Page to the First Incremental Facility Amendment to the Senior Lien Term Loan Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

by	/s/ Gregory Fantoni
	Name:	Gregory Fantoni
	Title:	Authorized Signatory

[Signature Page to the First Incremental Facility Amendment to the Senior Lien Term Loan Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Incremental Term Loan Lender

by	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

by	/s/ Gregory Fantoni
	Name:	Gregory Fantoni
	Title:	Authorized Signatory

[Signature Page to the First Incremental Facility Amendment to the Senior Lien Term Loan Credit Agreement]

SCHEDULE I

to the First Incremental Facility Amendment

Incremental Term Loans

Incremental Term Loan Lender	Incremental Term Loans
Credit Suisse AG, Cayman Islands Branch	$240,000,000.00

Total	$240,000,000.00